UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 24, 2017

Date of Report (Date of earliest event reported)

CACHET FINANCIAL SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37913	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18671 Lake Drive East Southwest Tech Center A Minneapolis, MN 55317	55317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 698-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Term Promissory Notes

On January 24, 2017, Cachet Financial Solutions, Inc. (the “Company”) entered into an Amended and Restated Term Promissory Note with James L. Davis, a director of the Company (“Mr. Davis”), pursuant to which the Company and Mr. Davis agreed to consolidate certain notes due to Mr. Davis totaling $896,243, including accrued but unpaid interest thereon, into a single note due April 30, 2018. The note is unsecured and bears interest at a rate of 7% per annum, with all principal and accrued interest due and payable at the close of business on April 30, 2018.

On January 24, 2017, the Company entered into an Amended and Restated Term Promissory Note with Michael J. Hanson, a director of the Company (“Mr. Hanson”), pursuant to which the Company and Mr. Hanson agreed to consolidate certain notes due to Mr. Hanson totaling $1,973,735, including accrued but unpaid interest thereon, into a single note, due April 30, 2018. The note is unsecured and bears interest at a rate of 8% per annum with all principal and accrued interest due and payable at the close of business on April 30, 2018.

Unsecured Promissory Note

On January 25, 2017, the Company entered into an unsecured promissory note with Mr. Davis, pursuant to which the Company is obligated to pay to Mr. Davis the sum of $238,950, together with all accrued interest thereon, in six monthly installments of $40,983 each, which includes interest and equates to an imputed interest rate of 9.9% per annum.

As an additional inducement to Mr. Davis to advance amounts under the note, on January 25, 2017, the Company also issued to Mr. Davis a warrant to purchase 43,054 shares of the Company’s common stock, subject to adjustments. The warrants issued to Mr. Davis have an exercise price per share equal to the lower of $5.55 and 80% of the per share price of the Company’s common stock in the Company’s next underwritten public offering, subject to adjustments, and are exercisable for a five-year period. The warrants were issued to Mr. Davis in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 above related to “Unsecured Promissory Note” and Item 8.01 below is incorporated herein by reference.

Additionally, on January 26, 2017, the Company issued to certain investors in its recent private placement offering, which was ongoing from October 21, 2016 to January 17, 2017, additional warrants to purchase shares of the Company’s common stock to those investors that did not receive 100% warrant coverage on their investments. Pursuant to these additional warrant issuances, the Company issued a total of 106,525 warrants to these investors (“True Up Warrants”). These True Up Warrants have an exercise price per share equal to the lower of $5.55 and 80% of the per share price of the Company’s common stock in the Company’s next underwritten public offering, subject to adjustments, and are exercisable for a five-year period. The True Up Warrants were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events

On January 24, 2017, the Company and the holder of its notes payable, due October 2016, interest between 8.25% and 12% (as described in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 14, 2016), agreed to a settlement to repay the principal and accrued but unpaid interest due under the note. Pursuant to the settlement, the Company agreed to pay $80,000 cash and issue to the holder of the note 10,000 restricted shares of the Company’s common stock, which terms the Company satisfied on January 25, 2017.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amended and Restated Promissory Note, dated as of January 24, 2017, by and between the Company and James L. Davis

10.2	Amended and Restated Promissory Note, dated as of January 24, 2017, by and between the Company and Michael J. Hanson

10.3	Promissory Note, dated January 25, 2017, issued by the Company to James L. Davis

10.4	Warrant to Purchase Common Stock, dated January 25, 2017, issued by the Company to James L. Davis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 30, 2017

CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ Bryan D. Meier
Bryan D. Meier
Chief Financial Officer

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